UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015 (August 11, 2015)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2015, our subsidiary, Sirius XM Radio Inc., entered into a new employment agreement (the “Employment Agreement”) with James E. Meyer to continue to serve as our Chief Executive Officer through April 30, 2018. The new Employment Agreement is substantially similar to Mr. Meyer’s existing employment agreement, other than with respect to certain economic changes described below. The Employment Agreement provides for an annual base salary of $1,800,000 and an opportunity to earn an annual target bonus equal to 250% of his base salary based on the achievement of performance goals established by the Compensation Committee of our Board of Directors. The Employment Agreement does not provide for a specified annual bonus target opportunity for calendar year 2018.

Similar to his existing agreement, the Employment Agreement also provides, in the case of certain qualifying terminations, for a pro-rated bonus payment for the year of termination based on actual performance, and a lump sum severance payment in an amount equal to Mr. Meyer’s annual base salary plus the greater of 60% of his then annual base salary or the prior year’s bonus actually paid to him. Our obligation to pay the pro-rated bonus and severance is subject to Mr. Meyer’s execution of a release of claims against us and his compliance with certain restrictive covenants.

Also consistent with his existing agreement, upon his termination of employment due to the expiration of the Employment Agreement, we have agreed to offer Mr. Meyer a three-year consulting agreement. Pursuant to that consulting agreement, Mr. Meyer will be paid a fee of $2,200,000 per year. In the event Mr. Meyer’s employment is terminated by us without cause, by him for “good reason,” as a result of his death or disability or we otherwise fail to enter into the consulting agreement, then we will pay him or his representative a lump sum of $6,600,000 as compensation for the lost consulting opportunity.

In connection with the execution of the Employment Agreement, we granted Mr. Meyer an option to purchase 13,279,313 shares of our common stock at an exercise price of $3.90 per share (the closing price of our common stock on The Nasdaq Global Select Market on the date of the execution of the Employment Agreement) and 2,564,103 restricted stock units. Mr. Meyer’s option and restricted stock units will cliff vest on April 30, 2018, subject in each case to earlier acceleration or termination under certain circumstances.

The Employment Agreement also includes a compensation clawback provision, pursuant to which any incentive-based compensation paid to Mr. Meyer by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated August 11, 2015, between Sirius XM Radio Inc. and James E. Meyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: August 13, 2015

EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated August 11, 2015, between Sirius XM Radio Inc. and James E. Meyer